Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278 David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES FOURTH QUARTER 2009 RESULTS:
NET OPERATING INCOME OF $197 MILLION, NET INCOME OF $246 MILLION, P&C COMBINED RATIO OF 90.3%
FULL YEAR NET OPERATING INCOME OF $982 MILLION,
NET INCOME OF $419 MILLION, P&C COMBINED RATIO OF 96.9%
BOOK VALUE PER COMMON SHARE OF $35.91,
AN INCREASE OF 72% FROM DECEMBER 31, 2008
CHICAGO, February 8, 2010 — CNA Financial Corporation (NYSE: CNA) today announced fourth quarter 2009 results, which included net operating income of $197 million, or $0.63 per common share, and net income of $246 million, or $0.81 per common share. Full year 2009 results included net operating income of $982 million, or $3.20 per common share, and net income of $419 million, or $1.10 per common share. Property & Casualty Operations combined ratios for the fourth quarter and full year 2009 were 90.3% and 96.9%. Book value per common share was $35.91 at December 31, 2009, as compared to $20.92 at December 31, 2008.

	Results for the Three Months		Results for the Year
	Ended December 31(a)		Ended December 31(a)
($ millions)	2009	2008	2009	2008
Net operating income (loss)	$197	$(21)	$982	$533
Net realized investment gains (losses)	49	(314)	(561)	(841)
Net income (loss) from continuing operations	246	(335)	421	(308)
Net income (loss) from discontinued operations	—	(1)	(2)	9

Net income (loss)	$246	$(336)	$419	$(299)

(a)	References to net operating income (loss), net realized investment gains (losses) and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note K of the Condensed Consolidated Financial Statements within the September 30, 2009 Form 10-Q for further discussion of this measure.

Earnings (Loss) Per Share Attributable to Common Stockholders

	Results for the		Results for the
	Three Months		Year Ended
	Ended December 31		December 31
	2009	2008	2009	2008
Net operating income (loss)	$0.73	$(0.08)	$3.65	$1.98
2008 Senior Preferred dividend	(0.10)	(0.07)	(0.45)	(0.07)

Net operating income (loss) attributable to CNA common stockholders	0.63	(0.15)	3.20	1.91
Net realized investment gains (losses)	0.18	(1.16)	(2.09)	(3.12)

Net income (loss) from continuing operations	0.81	(1.31)	1.11	(1.21)
Net income (loss) from discontinued operations	—	—	(0.01)	0.03

Net income (loss) attributable to CNA common stockholders	$0.81	$(1.31)	$1.10	$(1.18)

Net operating income for the three months ended December 31, 2009 improved $218 million as compared with the same period in 2008. Net operating income for our core Property & Casualty Operations improved $205 million, while results for our non-core operations improved $13 million. The overall improvement was primarily due to higher net investment income. Our Property & Casualty Operations produced fourth quarter combined ratios of 90.3% and 89.1% in 2009 and 2008.
“We are pleased to report solid net operating income for the quarter and year,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “In our core Property & Casualty Operations, the Specialty segment continued to deliver very strong performance. In the Commercial segment, our underwriting improvement strategies are starting to show in the form of fourth quarter renewal rate increases, higher submission volume and hit ratios in our target classes of business.
“The sluggish economy and competitive insurance marketplace continue to put pressure on revenues and margins across our P&C portfolio. However, we continue to believe that focusing our appetite on specific industry segments, shifting our mix of business and expanding our geographic reach will help us manage through this environment until there is sustained improvement in the underlying economy.
“We are also pleased by the continued recovery of CNA’s investment portfolio. Book value per common share increased 72% from year end 2008. Additionally, we have made substantial progress in repositioning the portfolio to better match the needs of the business,” said Mr. Motamed.
Pretax net investment income for the fourth quarter of 2009 improved $395 million as compared with the same period in 2008. This improvement was primarily driven by results from limited partnership investments.
After-tax net realized investment results improved $363 million for the three months ended December 31, 2009 as compared with the same period in 2008, driven by the $240 million after-tax gain from the sale of our common stock holdings of Verisk Analytics Inc. as well as lower other-than-temporary impairment (OTTI) losses.

Net operating income for the year ended December 31, 2009 improved $449 million as compared with the same period in 2008. Net operating income for our core Property & Casualty Operations improved $394 million, while results for our non-core operations improved $55 million. The overall improvement was primarily due to higher net investment income and lower catastrophe losses. Catastrophe losses were $58 million after-tax for the year ended December 31, 2009, as compared with catastrophe impacts of $239 million after-tax for the same period in 2008. Partially offsetting these favorable items was an unfavorable change in current accident year underwriting results excluding catastrophes. Our Property & Casualty Operations produced combined ratios of 96.9% and 98.0% for the year ended December 31, 2009 and 2008, or 95.5% and 92.3% before the 1.4 point and 5.7 point impacts related to catastrophes.
Pretax net investment income for the year ended December 31, 2009 increased $701 million as compared with the same period in 2008, primarily driven by improved results from limited partnership investments. Excluding indexed group annuity business trading portfolio losses of $146 million in 2008, net investment income increased $555 million. These trading portfolio losses were substantially offset by a corresponding decrease in the policyholders’ funds reserves supported by this trading portfolio. We exited the indexed group annuity business in 2008.
After-tax net realized investment losses decreased $280 million for the year ended December 31, 2009 as compared with the same period in 2008. For the year ended December 31, 2009, OTTI losses of $879 million after-tax were primarily driven by the impact of difficult economic conditions on residential and commercial mortgage-backed securities as well as credit issues in the financial sector. For the year ended December 31, 2008, OTTI losses of $965 million after-tax were recorded.

Business Operating Highlights
CNA Specialty provides professional liability and other coverages through property and casualty products and services, both domestically and abroad, through a network of brokers, managing general underwriters and independent agencies.
•	Net written premiums decreased $16 million for the fourth quarter of 2009 as compared with the same period in 2008. The decrease in net written premiums was driven by our architects & engineers and surety bond lines of business, as current economic conditions have led to decreased insured exposures. Average rate decreased 2% for the fourth quarter of 2009, as compared to a decrease of 3% for the fourth quarter of 2008 for the policies that renewed in each period. Retention rates of 84% and 86% were achieved for those policies that were available for renewal in each period.

•	Net operating income improved $136 million for the fourth quarter of 2009 as compared with the same period in 2008. This improvement was primarily due to higher net investment income and increased favorable net prior year development.

•	The combined ratio improved 14.2 points for the fourth quarter of 2009 as compared with the same period in 2008. The loss ratio improved 16.4 points primarily due to higher favorable net prior year development and lower current accident year loss ratios. The expense ratio increased 2.6 points primarily related to higher underwriting expenses driven by higher employee-related costs.
CNA Commercial works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.
•	Net written premiums decreased $80 million for the fourth quarter of 2009 as compared with the same period in 2008. Net written premiums were unfavorably impacted by current economic conditions, which have led to decreased insured exposures. Average rate increased 1% for the fourth quarter of 2009, as compared to a decrease of 3% for the fourth quarter of 2008 for the policies that renewed in each period. Retention rates of 81% and 84% were achieved for those policies that were available for renewal in each period.

•	Net operating income improved $69 million for the fourth quarter of 2009 as compared with the same period in 2008. This improvement was primarily due to higher net investment income. Partially offsetting this favorable item was an unfavorable change in current accident year underwriting results.

•	The combined ratio increased 13.4 points for the fourth quarter of 2009 as compared with the same period in 2008. The loss ratio increased 8.0 points primarily due to unfavorable current accident year losses and the impact of development. The expense ratio increased 5.3 points, primarily related to higher underwriting expenses and the lower net earned premium base. Underwriting expenses increased primarily due to higher employee-related costs.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.
•	Net loss increased $5 million for the fourth quarter of 2009 as compared with the same period in 2008. This increase was primarily due to higher net realized investment losses.

Partially offsetting this unfavorable item was favorable performance on our remaining pension deposit business.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business primarily in run-off, including CNA Re. This segment also includes the results related to the centralized adjusting and settlement of asbestos and environmental pollution.
•	Net loss decreased $59 million for the fourth quarter of 2009 as compared with the same period in 2008. This decrease was primarily due to improved net realized investment results and improved net investment income. Partially offsetting these favorable items was increased unfavorable net prior year development. As a result of our most recent actuarial ground up reviews, we recorded unfavorable net claim and claim adjustment expense reserve development of $79 million related to asbestos exposures and $76 million related to environmental pollution exposures in the fourth quarter of 2009. We recorded unfavorable net claim and claim adjustment expense reserve development of $89 million related to asbestos exposures and environmental pollution exposures in the fourth quarter of 2008.

Segment Results for the Three Months Ended December 31, 2009

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$178	$150	$328	$(19)	$(112)	$197

Net realized investment gains (losses)	28	56	84	(52)	17	49

Net income (loss) from continuing operations	$206	$206	$412	$(71)	$(95)	$246

Segment Results for the Three Months Ended December 31, 2008

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$42	$81	$123	$(39)	$(105)	$(21)

Net realized investment losses	(79)	(159)	(238)	(27)	(49)	(314)

Net loss from continuing operations	$(37)	$(78)	$(115)	$(66)	$(154)	$(335)

Segment Results for the Year Ended December 31, 2009

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$591	$506	$1,097	$(16)	$(99)	$982

Net realized investment losses	(123)	(232)	(355)	(153)	(53)	(561)

Net income (loss) from continuing operations	$468	$274	$742	$(169)	$(152)	$421

Segment Results for the Year Ended December 31, 2008

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$414	$289	$703	$(108)	$(62)	$533

Net realized investment losses	(167)	(335)	(502)	(236)	(103)	(841)

Net income (loss) from continuing operations	$247	$(46)	$201	$(344)	$(165)	$(308)

Property & Casualty Operations Gross Written Premiums

	Three Months Ended December 31		Year Ended December 31
($ millions)	2009	2008	2009	2008
CNA Specialty	$1,027	$1,066	$4,222	$4,254
CNA Commercial	878	957	3,824	4,213

Total P&C Operations	$1,905	$2,023	$8,046	$8,467

Property & Casualty Operations Net Written Premiums

	Three Months Ended December 31		Year Ended December 31
($ millions)	2009	2008	2009	2008
CNA Specialty	$667	$683	$2,684	$2,719
CNA Commercial	801	881	3,448	3,770

Total P&C Operations	$1,468	$1,564	$6,132	$6,489

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended December 31		Year Ended December 31
	2009	2008	2009	2008
CNA Specialty	47.8%	64.2%	56.9%	61.7%
CNA Commercial	62.5%	54.5%	69.6%	73.0%
Total P&C Operations	56.0%	58.6%	64.0%	68.2%
Property & Casualty Calendar Year Combined Ratios

	Three Months Ended December 31		Year Ended December 31
	2009	2008	2009	2008
CNA Specialty	78.4%	92.6%	86.5%	89.5%
CNA Commercial	99.9%	86.5%	105.1%	104.2%
Total P&C Operations	90.3%	89.1%	96.9%	98.0%
CNA Specialty Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended
	December 31		Year Ended December 31
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	95.4%	98.9%	94.6%	92.8%
Effect of catastrophe impacts	0.1	0.6	0.2	0.6
Effect of development-related items	(17.1)	(6.9)	(8.3)	(3.9)

Combined ratio	78.4%	92.6%	86.5%	89.5%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended
	December 31		Year Ended December 31
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	110.4%	101.2%	107.7%	99.7%
Effect of catastrophe impacts	1.1	0.6	2.4	9.3
Effect of development-related items	(11.6)	(15.3)	(5.0)	(4.8)

Combined ratio	99.9%	86.5%	105.1%	104.2%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended
	December 31		Year Ended December 31
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	103.6%	100.3%	102.0%	96.7%
Effect of catastrophe impacts	0.7	0.6	1.4	5.7
Effect of development-related items	(14.0)	(11.8)	(6.5)	(4.4)

Combined ratio	90.3%	89.1%	96.9%	98.0%

About the Company
Serving businesses and professionals since 1897, CNA is the country’s seventh largest commercial insurance writer and the thirteenth largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 293-6979, or for international callers, (719) 457-2707. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through February 15, 2010 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 4407969. The replay will also be available on CNA’s website. Financial supplement information related to the fourth quarter results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of CNA Specialty and CNA Commercial, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer to CNA’s filings with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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